APPLICATION DEVELOPMENT AGREEMENT

This Mobile Application Development Agreement (the “Agreement”) is entered into as of July 7, 2014, effective as of July 10, 2014 (the “Effective Date”) by and between Oleg Gamov, (the “Developer”), and Spelzon Corp., a State of Nevada Corporation (the “Company,” and together with the Developer, the “Parties”).

RECITALS

WHEREAS, the Developer is engaged in the business of developing and designing mobile application solutions; and

WHEREAS, the Company wishes to engage the Developer as an independent contractor for the Company for the purpose of designing and developing the Company’s mobile game (the “Application”) on the terms and conditions set forth below; and

WHEREAS, the Developer wishes to develop the Application and agrees to do so under the terms and conditions of this Agreement; and

WHEREAS, each Party is duly authorized and capable of entering into this Agreement.

NOW THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, the Parties hereby agree as follows:

1.                  PURPOSE.

The Company hereby appoints and engages the Developer, and the Developer hereby accepts this appointment, to perform the services described in Exhibit A attached hereto and made a part hereof, in connection with the design and development of the Application (collectively, the “Services”).

2.                  COMPENSATION.

The total compensation for the development of the Website shall be as set forth in Exhibit A hereto. These payments shall be made in installments according to the schedule set forth in Exhibit A hereto.

3.                  TERM.

This Agreement shall become effective as of the Effective Date and, unless otherwise terminated in accordance with the provisions of Section 4 of this Agreement, will continue until the Services have been satisfactorily completed and the Developer has been paid in full for such Services (the “Term”) [or on the expiration of the Warranty Period as defined in subsection 9(a) of this Agreement.].

4.                  TERMINATION.

(a)                Types of Termination. This Agreement may be terminated:

By either Party on provision of seven (7) days written notice to the other Party.

By either Party for a material breach of any provision of this Agreement by the other Party, if the other Party’s material breach is not cured within three (3) days of receipt of written notice thereof. This shall include any delays to the timeline specified in Schedule A.

By the Company at any time and without prior notice, if the Developer is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directives of the Company, or is guilty of serious misconduct in connection with performance under this Agreement.

 (b)               Responsibilities after Termination. Following the termination of this Agreement for any reason, the Company shall promptly pay the Developer according to the terms of Exhibit A for Services rendered before the effective date of the termination (the “Termination Date”). The Developer acknowledges and agrees that no other compensation, of any nature or type, shall be payable hereunder following the termination of this Agreement. All intellectual property developed pursuant to this Agreement before the Termination Date shall be delivered to the Company within one day of the Termination Date.

5.                  RESPONSIBILITIES.

(a)                Of the Developer. The Developer agrees to do each of the following:

Create the Application System as detailed in Exhibit A to this Agreement, and extend its best efforts to ensure that the design and functionality of the Application System meets the Company’s specifications.

 Devote as much productive time, energy, and ability to the performance of its duties hereunder as may be necessary to provide the required Services in a timely and productive manner and to the timeframe specified in Exhibit A.

 Perform the Services in a workmanlike manner and with professional diligence and skill, as a fully-trained, skilled, competent, and experienced personnel.

On completion of the Application System, assist the Company in installation of the Application System to its final location, which assistance will include helping the Company with its upload of the finished files to the Company’s selected Web-hosting company and submitting for approval on the Apple Store.

Provide all files and code to the Company.

Provide Services and an Application System that are satisfactory and acceptable to the Company and substantially free of defects.

Communicate with the Company regarding progress it has made with respect to the milestones listed in Exhibit A in performing the Services upon an agreeable time each week.

 (b)               Of the Company. The Company agrees to do each of the following:

Engage the Developer as the creator of its Application System as further detailed in Exhibit A to this Agreement.

Provide all assistance and cooperation to the Developer in order to complete the Application System timely and efficiently.

Provide initial information, and supply all content for the Application System.

6.                  SUPPORT PERIOD.

The Developer agrees to provide continued support for the Application System for 90 days after the iPhone application is successfully approved on the Apple Store (the “Support Period”). The Support Period shall refer to any bugs or issues relating to the features specified in Exhibit A, and not to create new functionality for the Application System. This support will be provided to the Company at no additional cost.

7.                  CONFIDENTIAL INFORMATION.

The Developer agrees, during the Term and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without the prior written authorization of the Company, any Confidential Information of the Company. “Confidential Information” means any of the Company’s proprietary information, technical data, trade secrets, or know-how, including, but not limited to, business plans, research, product plans, products, services, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to the Developer by the Company either directly or indirectly.

8.                  PARTIES’ REPRESENTATIONS AND WARRANTIES.

(a)                The Parties each represent and warrant as follows:

Each Party has full power, authority, and right to perform its obligations under the Agreement.

This Agreement is a legal, valid, and binding obligation of each Party, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally and equitable remedies).

Entering into this Agreement will not violate the charter or bylaws of either Party or any material contract to which that Party is also a party.

(b)               The Developer hereby represents and warrants as follows:

The Developer has the right to control and direct the means, details, manner, and method by which the Services required by this Agreement will be performed.

The Developer has the experience and ability to perform the Services required by this Agreement.

The Developer has the right to perform the Services required by this Agreement at any place or location, and at such times as the Developer shall determine.

The Services shall be performed in accordance with and shall not violate any applicable laws, rules, or regulations, and the Developer shall obtain all permits or permissions required to comply with such laws, rules, or regulations.

The Services required by this Agreement shall be performed by the Developer, and the Company shall not be required to hire, supervise, or pay any assistants to help the Developer perform such services.

The Developer is responsible for paying all ordinary and necessary expenses of itself or its staff.

(c)                The Company hereby represents and warrants as follows:

The Company will make timely payments of amounts earned by the Developer under this Agreement and as detailed in Exhibit A hereto.

The Company shall notify the Developer of any changes to its procedures affecting the Developer’s obligations under this Agreement at least three days prior to implementing such changes.

The Company shall provide such other assistance to the Developer as it deems reasonable and appropriate.

9.                  WEBSITE REPRESENTATIONS AND WARRANTIES.

(a)                Performance. The Developer hereby warrants and represents that for a period of 90 days following delivery of the Application System to the Company pursuant to Exhibit A (the “Support Period”), the Website will be free from programming errors and defects in workmanship and materials, and will conform to the specifications of Exhibit A. If programming errors or other defects are discovered during the Support Period, the Developer shall promptly remedy those errors or defects at its own expense.

(b)               No Disablement. The Developer hereby warrants and represents that the Application System, when delivered or accessed by the Company, will be free from material defects, and from viruses, logic locks, and other disabling devices or codes, and in particular will not contain any virus, Trojan horse, worm, drop-dead devices, trap doors, time bombs, or other software routines or other hardware component that could permit unauthorized access, disable, erase, or otherwise harm the Application System or any software, hardware, or data, cause the Application System or any software or hardware to perform any functions other than those specified in this Agreement, halt, disrupt, or degrade the operation of the Application System or any software or hardware, or perform any other such actions.

10.              TIMING AND DELAYS.

The Developer recognizes and agrees that failure to deliver the Application in accordance with the delivery schedule detailed in Exhibit A to this Agreement will result in expense and damage to the Company. The Developer shall inform the Company immediately of any anticipated delays in the delivery schedule and of any remedial actions being taken to ensure completion of the Application System according to such schedule. If a delivery date is missed, the Company may, in its sole discretion, declare such delay a material breach of the Agreement under subsection 4(a) and pursue all of its legal and equitable remedies. The Company may not declare a breach, and the Developer cannot be held in breach of this Agreement, of this section if such delay is caused by an action or failure of action of the Company. In such case, the Developer will provide the Company with written notice of the delay and work on the Application System will work until the reason for the delay has been resolved by the Company and written notice of that resolution has been provided to the Developer.

11.              NATURE OF RELATIONSHIP.

(a)                Independent Contractor Status. The Developer agrees to perform the Services hereunder solely as an independent contractor. The Parties agree that nothing in this Agreement shall be construed as creating a joint venture, partnership, franchise, agency, employer/employee, or similar relationship between the Parties, or as authorizing either Party to act as the agent of the other. The Developer is and will remain an independent contractor in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Developer’s compensation hereunder. The Developer shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Nothing in this Agreement shall create any obligation between both Party and a third party.

(b)               Indemnification of Company by Developer. The Company has entered into this Agreement in reliance on information provided by the Developer, including the Developer’s express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor. If any regulatory body or court of competent jurisdiction finds that the Developer is not an independent contractor and/or is not in compliance with applicable laws related to work as an independent contractor, based on the Developer’s own actions, the Developer shall assume full responsibility and liability for all taxes, assessments, and penalties imposed against the Developer and/or the Company resulting from such contrary interpretation, including but not limited to taxes, assessments, and penalties that would have been deducted from the Developer’s earnings had the Developer been on the Company’s payroll and employed as an employee of the Company.

12.              WORK FOR HIRE.

(a)                Work for Hire. The Developer expressly acknowledges and agrees that all proprietary materials prepared by the Developer under this Agreement shall be considered “works for hire” and the exclusive property of the Company unless otherwise specified. These items shall include, but shall not be limited to, any and all deliverables resulting from the Developer’s Services or contemplated by this Agreement, all tangible results and proceeds of the Services, works in progress, records, diagrams, notes, drawings, specifications, schematics, documents, designs, improvements, inventions, discoveries, developments, trademarks, trade secrets, customer lists, databases, software, programs, middleware, applications, and solutions conceived, made, or discovered by the Developer, solely or in collaboration with others, during the Term of this Agreement relating in any manner to the Developer’s Services.

(b)               Additional Action to Assign Interest. To the extent such work may not be deemed a “work for hire” under applicable law, the Developer hereby assigns to the Company all of its right, title, and interest in and to such work. The Developer shall execute and deliver to the Company any instruments of transfer and take such other action that the Company may reasonably request, including, without limitation, executing and filing, at the Company’s expense, copyright applications, assignments, and other documents required for the protection of the Company’s rights to such materials.

(c)                Notice of Incorporation of Existing Work. If the Developer intends to integrate or incorporate any work that it previously created into any work product to be created in furtherance of its performance of the Services, the Developer must obtain the Company’s prior written approval of such integration or incorporation. If the Company, in its reasonable discretion, consents, the Company is hereby granted an exclusive, worldwide, royalty-free, perpetual, irrevocable license to use, distribute, modify, publish, and otherwise exploit the incorporated items in connection with the work product developed for the Company.

13.              NO CONFLICT OF INTEREST; OTHER ACTIVITIES.

The Developer hereby warrants to the Company that, to the best of its knowledge, it is not currently obliged under any existing contract or other duty that conflicts with or is inconsistent with this Agreement. During the Term, the Developer is free to engage in other development activities; provided, however, the Developer shall not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Developer’s obligations or the scope of Services to be rendered for the Company pursuant to this Agreement.

14.              RETURN OF PROPERTY.

Within three (3) days of the termination of this Agreement, whether by expiration or otherwise, the Developer agrees to return to the Company all Company products, samples, models, or other property and all documents, retaining no copies or notes, relating to the Company’s business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material obtained by the Developer during and in connection with its representation of the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the Company’s business, whether prepared by the Developer or otherwise coming into its possession, shall remain the Company’s exclusive property.

15.              INDEMNIFICATION.

(a)                Of Company by Developer. The Developer shall indemnify and hold harmless the Company and its officers, members, managers, employees, agents, contractors, sub licensees, affiliates, subsidiaries, successors and assigns from and against any and all damages, liabilities, costs, expenses, claims, and/or judgments, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Claims”) that any of them may suffer from or incur and that arise or result primarily from (i) any gross negligence or willful misconduct of the Developer arising from or connected with the Developer’s carrying out of its duties under this Agreement, or (ii) the Developer’s breach of any of its obligations, agreements, or duties under this Agreement.

(b)               Of Developer by Company. The Company shall indemnify and hold harmless the Developer from and against all Claims that it may suffer from or incur and that arise or result primarily from (i) the Company’s operation of its business, (ii) the Company’s breach or alleged breach of, or its failure or alleged failure to perform under, any agreement to which it is a party, or (iii) the Company’s breach of any of its obligations, agreements, or duties under this Agreement; provided, however, none of the foregoing result from or arise out of the actions or inactions of the Developer.

16.              INTELLECTUAL PROPERTY.

(a)                No Intellectual Property Infringement by Developer. The Developer hereby represents and warrants that the use and proposed use of the Website by the Company or any third party does not and shall not infringe, and the Developer has not received any notice, complaint, threat, or claim alleging infringement of, any trademark, copyright, patent, trade secrets, industrial design, or other rights of any third party in the Website, and the use of the Website will not include any activity that may constitute “passing off.” To the extent the Website infringes on the rights of any such third party, the Developer shall obtain a license or consent from such third party permitting the use of the Website.

(b)               No Intellectual Property Infringement by Company. The Company represents to the Developer and unconditionally guarantees that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to the Developer for inclusion in the Website are owned by the Company, or that the Company has permission from the rightful owner to use each of these elements, and will hold harmless, protect, indemnify, and defend the Developer and its subcontractors from any liability (including attorneys’ fees and court costs), including any claim or suit, threatened or actual, arising from the use of such elements furnished by the Company.

(c)                Continuing Ownership of Existing Trademarks. The Developer recognizes the Company’s right, title, and interest in and to all service marks, trademarks, and trade names used by the Company and agrees not to engage in any activities or commit any acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s right, title, and interest therein, nor shall the Developer cause diminishment of value of said trademarks or trade names through any act or representation. The Developer shall not apply for, acquire, or claim any right, title, or interest in or to any such service marks, trademarks, or trade names, or others that may be confusingly similar to any of them, through advertising or otherwise. Effective as of the termination of this Agreement, the Developer shall cease to use all of the Company’s trademarks, marks, and trade names.

17.              AMENDMENTS.

No amendment, change, or modification of this Agreement shall be valid unless in writing and signed by both Parties.

18.              ASSIGNMENT.

The Company may assign this Agreement freely, in whole or in part. The Developer may not, without the written consent of the Company, assign, subcontract, or delegate its obligations under this Agreement, except that the Developer may transfer the right to receive any amounts that may be payable to it for its Services under this Agreement, which transfer will be effective only after receipt by the Company of written notice of such assignment or transfer.

All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the Parties.

20.              FORCE MAJEURE.

 A Party shall be not be considered in breach of or in default under this Agreement on account of, and shall not be liable to the other Party for, any delay or failure to perform its obligations hereunder by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that Party’s reasonable control (each a “Force Majeure Event”); provided, however, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable:

(a)                notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and

(b)               use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations hereunder.

21.              GOVERNING LAW.

This Agreement shall be governed by the laws of the state of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing Party’s reasonable attorneys’ fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled.

 22.              COUNTERPARTS/ELECTRONIC SIGNATURES.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

23.              SEVERABILITY.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

24.              ENTIRE AGREEMENT.

This Agreement, constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties.

25.              HEADINGS.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

 ******************************************************************************************

EXHIBIT A

A.    PURPOSE OF APPLICATION SYSTEM.

The purpose of the Application System is to create a mobile game for the Company to Insert Purpose of Mobile Application.

B.     SERVICES.

In exchange for the Design Fee, the Developer will produce an Application System, in accordance with the Schedule of features detailed below:

Insert Specifications

C.     CONTENT.

All content shall be provided to the Developer by the Company in the formats specified below:

All text shall be provided in ASCII, RTF, PageMaker, WordPerfect, Word, PDF, or HTML

All graphics shall be provided in TIFF, GIF, JPEG, or PMP formats

D.    SPECIFICATIONS.

The Parties hereby agree on the following specifications for the Application (collectively, the “Specifications”):

The graphics used in the Application shall be in JPEG

 The Developer shall develop the Application to project the highest professional image. The Developer shall not include any links to other sites without the Company’s prior written consent

The Application shall not include any of the Developer’s tools, either in object code and source code form, that the Developer has already developed or that the Developer independently develops or licenses from a third party

E.     PLATFORM REQUIREMENTS.

The Application provided by the Developer to the Company shall be compatible with all mobile devices.

F. FEES AND PAYMENT SCHEDULE

The Company agrees to pay the Developer $1,000 on the day of the signature of this contract.

The Company agrees to pay the Developer the sum of $1,000 at the completion of the demo version of the game

The Company agrees to pay the Developer $5,000 at the end of the Support Period

By signing below, the Parties agree to comply with all of the requirements contained in this Exhibit A.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SPELZON CORP.

DEVELOPER

By: /s/ Arthur Parrik

/s/ Oleg Gamov

Name: Arthur Parrik                                                                                                                                                      Oleg Gamov

Title: President